                                                                    Exhibit 10.1


                               PURCHASE AGREEMENT



     THIS PURCHASE AGREEMENT (the "Agreement") is made as of May 1, 1996, by and between Servico Hospitality, Inc., a Florida corporation ("Buyer"), Seldin Properties, a Nebraska general partnership, 35th Street Corp., an Iowa corporation, Council Bluffs Downtown Center, Inc., an Iowa corporation, Wichita Airport Hotel, Inc., a Kansas corporation, Northview Properties, Inc., a Nebraska corporation, Capitol Properties, Inc., an Iowa corporation, and Southwest Hotel Company, a Nebraska corporation (collectively, "Seller").

                                   RECITALS:

     A. Seller owns certain real property and related improvements commonly known as the "Best Western Central Omaha" and the "Sheraton Inn Omaha", each located in Omaha, Nebraska, the "Best Western Des Moines West", located in Des Moines, Iowa, the "Best Western Metro Omaha", located in Council Bluffs, Iowa, and the "Holiday Inn Wichita", located in Wichita, Kansas.

     B. Seller desires to sell said property and improvements, and Buyer desires to purchase the same, upon the terms and conditions hereinafter set forth, which, as more fully set forth below, provide for a purchase price of $24.5 million and an initial deposit of earnest money of $250,000.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the amount of Ten Dollars and No/100 ($10.00) paid by Buyer to Seller, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the foregoing Recitals, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, Seller and Buyer hereby agree as follows:

     1. Definitions. Defined terms utilized in this Agreement are set forth on Schedule "1" attached hereto. As used herein, such terms shall have such meanings to be equally applicable to both the singular and plural forms of the terms defined.

     2. Sale. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter provided, the Project.

     3.   Buyer's Conditions Precedent.

          (a) It is a condition precedent to the performance by Buyer of its obligations hereunder that the following conditions precedent be satisfied or expressly waived in writing by Buyer: (i) on or before the expiration of the Due Diligence Period, Buyer obtains the final, unconditional and irrevocable approvals and such assurances as Buyer may deem necessary or desirable of all governmental and quasi- governmental authorities, agencies and bodies having or purporting to have jurisdiction over Seller, Buyer, and the Project, or any of them, to Buyer's acquisition of the Project and Buyer's intended use thereof, all on terms and conditions satisfactory to Buyer in its sole and absolute discretion; (ii) on or before the expiration of the Due Diligence Period, Buyer is satisfied in its sole and absolute discretion with the results of its inspections, document reviews and studies described in Sections 5, 6 and 10 hereof;
     (iii) on the Actual Closing Date, there has been no material adverse changes in the physical condition of any of the Improvements which has occurred subsequent to the expiration of the Due Diligence Period; (iv) on the Actual Closing Date, the representations and warranties of Seller hereunder are true and correct; and (v) on or before the Closing Date, Seller shall fulfill its obligations under this Agreement.

          (b) In the event the conditions precedent set forth in Section 3(a) hereof are not fully and completely satisfied, as evidenced conclusively in a written certification from Buyer, or waived in writing by Buyer on or before the expiration of the Due Diligence Period, in the case of Sections 3(a)(i) and (ii) hereof, on or before the Actual Closing Date, in the case of Sections 3(a)(iii) and (iv) hereof, or on or before the Closing Date, in the case of Section 3(a)(v) hereof, and Buyer elects in writing to terminate this Agreement, then this Agreement shall thereafter terminate. In the event of termination of this Agreement pursuant to this Section, both parties shall be relieved of all of their respective obligations hereunder.

     4.   Closing Date Extension; Closing.

          (a) Buyer may, at its option and without any action on the part of Seller, unilaterally extend the Closing Date from July 1, 1996 to August 16, 1996 by delivery by Buyer to Seller of written notice of Buyer's election to extend the Closing Date, as aforesaid, and delivery by Buyer to Title Company of the Additional Deposit, to be held, maintained, invested and disbursed by Title Company in accordance with the Deposit Agreement. Such notice and the Additional Deposit shall be delivered prior to 11:59 p.m. (Miami, Florida time) on July 1, 1996. Upon delivery of such notice and the Additional Deposit, as aforesaid, the Closing Date shall be automatically extended to August 16, 1996 and, for purposes of the Deposit Agreement, the Deposit shall include the amount of the Additional Deposit.

          (b) Buyer and Seller shall arrange a mutually agreeable date and time for closing, which closing shall be held no later than the Closing Date. The closing of the purchase and sale of the Project shall take place at the offices of Buyer's counsel in Minneapolis, Minnesota, or at such other location as may be agreed upon by Buyer and Seller.

     5.   Title Examination.

          (a) On or before May 17, 1996, Seller, at its sole cost and expense, shall obtain and deliver to Buyer, for Buyer's review and approval, the Title Evidence.

          (b) The Title Evidence shall be subject to Buyer's satisfactory review and approval as to marketability and compliance of the Project with Legal Requirements. All objections to the Title Evidence shall be delivered to Seller in writing within ten (10) days of the receipt of all such Title Evidence.

          (c) Seller agrees to correct all such objections, excluding Permitted Exceptions, no later than the Closing Date.

          (d) In the event that any title objections have not been corrected by Seller or waived in writing by Buyer prior to the Closing Date, Buyer may either (i) delay closing for such period(s) as Buyer may elect (not to exceed 120 days in the aggregate), without waiving such objections, (ii) proceed with closing and waive such objections, (iii) terminate this Agreement, or (iv) pursue one or more of the remedies available to it under Section 12 hereof. In the event of termination pursuant to the provision of this Section, both parties shall be relieved of all obligations hereunder. In the event that, initially, Buyer elects (i) above, Buyer may subsequently elect (ii), (iii) or (iv) above.

          (e) On the Actual Closing Date, Buyer shall attach to this Agreement as Exhibit "1" the legal description of the Land, as determined by the Title Evidence and any corrections required by Buyer pursuant thereto.
     The legal description currently set forth on Exhibit "1" attached hereto is, to the best of Seller's knowledge, the correct legal description of the Land.

     6. Delivery of Documents; Inspection. Seller shall, at its sole cost and expense and within ten (10) days after the date of this Agreement, provide Buyer with true, accurate, complete and legible copies of the Property Records and all documents, information and other materials comprising, evidencing or creating the Personal Property, Contract Rights, Space Leases and Name.

     7.   Taxes; Prorations and Closing Costs.

          (a) Seller shall pay or cause to be paid all real estate taxes and special assessments for the Project due and payable in or deferred with respect to the years prior to the year in which the Actual Closing Date occurs. All real estate taxes due and payable in the year in which the Actual Closing Date occurs shall be prorated between Buyer and Seller as of the Actual Closing Date. All special assessments pending, levied or due and payable on or prior to the Actual Closing Date shall be paid by Seller on or before the Actual Closing Date. Seller agrees to pay into escrow with the Title Company on the Actual Closing Date the amount, if any, required by the Title Company in order to provide Buyer with affirmative coverage over the amount of real estate taxes and special assessments pending or not susceptible of payment on the Actual Closing Date and required to be paid by Seller hereunder. On the Actual Closing Date, Seller shall pay all other impositions, liens, and charges affecting the Project attributable to the period through the Actual Closing Date.

          (b) All subdivision and platting costs and expenses heretofore incurred in connection with the Land, including all subdivision exactions, fees and costs and all dedication of land for parks or other public uses or payment of fees in lieu thereof, shall be paid by Seller on or prior to the Actual Closing Date.

          (c) Seller shall pay on the Actual Closing Date any recording costs (other than with respect to the Warranty Deed described in Section 11(a) hereof), transfer and deed taxes, sales taxes, surtax, excise or similar taxes incurred in connection with conveying the Project to Buyer. The amount of the premium for any title insurance policy issued to Buyer pursuant to the Commitment shall be paid by Buyer. Buyer and Seller shall share equally any closing fee charged by Title Company. Buyer shall pay the recording costs with respect to the Warranty Deed described in Section 11(a) hereof.

          (d) Seller shall be solely responsible for any charge incurred in order to obtain the estoppel certificates required under Section 11(a) hereof.

          (e) Prepaid rents and all room and other deposits and advance payments under booking arrangements and tradeout agreements for use of any of the Project shall be transferred to Buyer on the Actual Closing Date. Except as set forth in the preceding sentence, Seller shall be entitled to all income, receipts and revenue with respect to the period up to the Actual Closing Date and remain responsible for all invoices, payables and other obligations with respect to the period up to and including the Actual Closing Date. Buyer shall be entitled to all income, receipts and revenue with respect to the period on and subsequent to the Actual Closing Date and become responsible only for such invoices, payables and other obligations as arise with respect to the period subsequent to the Actual Closing Date and which are the subject of the Assumption Agreement.

          (f) All tenant security and damage deposits, tax, insurance and other escrows and prepaid rent with respect to the Space Leases shall be transferred by Seller to Buyer on the Actual Closing Date. All collected rental income under the Space Leases, if any, with respect to the month in which the Actual Closing Date occurs shall be prorated between Seller and Buyer as of the Actual Closing Date.

          (g) Seller shall arrange for hotel guests to sign new deposit box or other appropriate receipts on the day before the Actual Closing Date with respect to baggage, personal property, laundry, valet packages and other property of hotel guests checked or left in the care of Seller by transient hotel guests or tenants and, to the extent such receipts are not obtained, such property shall be sealed, listed in an inventory prepared and signed jointly by Buyer and Seller as of the Actual Closing Date, and Buyer shall be responsible from and after the Actual Closing Date for all such property listed in said inventory. Notwithstanding the foregoing, to the extent a hotel guest has not signed a new safe deposit box receipt, Seller shall continue to be responsible for the contents thereof and shall indemnify and hold Buyer harmless for any and all losses, misappropriations, thefts, or otherwise improper removals from said safe deposit boxes.

          (h) All accrued and unpaid obligations of Seller and its manager under its salary and employee benefits arrangements in place as of the Actual Closing Date for employees at the Project for those employees whom Buyer shall be retaining as of the Actual Closing Date, including without limitation, unemployment compensation benefits, pension benefits, salaries, bonuses, sick leave, vacation and other similar forms of compensation through the Actual Closing Date, including all employer taxes associated with vacation and sick pay, shall be credited to Buyer.

          (i) Prorations hereunder shall, where applicable, be made on the basis of a 365-day year and, for any month, on the basis of the number of days elapsed. For purposes of the provisions of this Section 7, all accounting shall occur as of 12:01 a.m. on the Actual Closing Date.

          (j) In the event Seller shall fail to obtain and deliver the certificate required under Section 11(a)(xviii) hereof, Buyer shall be entitled to withhold from the Purchase Price an amount which it reasonably determines is necessary to adequately protect Buyer against Seller's failed performance.

          (k) On the Actual Closing Date, Buyer shall be responsible for any transfer fee imposed by any franchisor under the License Agreement, to the extent required under the License Agreement and to the extent such License Agreement is the subject of the Assumption Agreement.

          (l) On the Actual Closing Date, Buyer shall reimburse Seller an amount equal to one-half of the actual costs paid by Seller to obtain the Survey.

          (m) On the Actual Closing Date, Seller shall reimburse Buyer an amount equal to one-half of the actual costs paid by Buyer for filing fees incurred in connection with Buyer's compliance with the reporting requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended.

     8. Representations and Warranties of Seller. As a material inducement to Buyer to effectuate the transactions herein contemplated, Seller represents and warrants to and covenants and agrees with Buyer as set forth on Schedule "2" attached hereto.

     9. Eminent Domain; Casualty. In the event that, prior to the Actual Closing Date, all or any portion of the Project, shall have been damaged or destroyed to any extent by fire, earthquake, flood or other cause or casualty or shall have been affected by condemnation or taking by eminent domain, or shall be the subject of any condemnation proceeding which shall have been commenced or of which Buyer or Seller shall have received actual or constructive notice, or shall be sold by Seller in lieu thereof, Buyer shall have the option, but not the obligation, to accept the Project, or such title thereto as Seller can convey, in such condition as the Project or title may then be, with no reduction in the Purchase Price, but together with the right to receive the proceeds of any insurance or condemnation award or sale in lieu of such condemnation proceeding which shall have been or shall be made in connection with such damage, destruction, condemnation or taking. Such option must be exercised by Buyer by written notice to Seller within a reasonable time following receipt by Buyer of written notice from Seller of such damage, destruction, condemnation or taking. In the event of termination of this Agreement pursuant to this Section, both parties shall be relieved of all obligations hereunder. Pending the exercise, if any, of such option by Buyer, at Buyer's option the Closing Date shall be extended for a reasonable period of time.

     10. Possession of the Project; Inspection. Possession of the Project shall be delivered to Buyer on the Actual Closing Date. Buyer, and Buyer's employees, agents and representatives, shall have the right, at its cost and expense and upon reasonable advance notice, to enter on the Land and Improvements at any reasonable time, and from time to time, before the Actual Closing Date, for the purposes of making environmental, soil, percolation and other tests and evaluations, examining and surveying the Land, preparing preliminary architectural, engineering, and zoning plans and studies, showing the Land and Improvements to prospective tenants and lenders, and otherwise. Buyer shall indemnify and hold Seller harmless from all actual liabilities and expenses incurred and paid by Seller as a direct result of any act or omission of Buyer or its employees, agents or representatives with respect to such right of entry and shall also restore the Land and Improvements to their condition prior to the exercise of such right of entry. The obligations of Buyer under the preceding sentence shall survive for six (6) months following the termination of this Agreement in accordance with the terms of this Agreement.

       11.  Documents to be Delivered and Actions to be Taken at Closing.

          (a) Seller shall, on the Closing Date, execute and deliver, or cause to be executed and delivered, to Buyer the following documents and shall take or cause to be taken the following actions, all of which documents and actions shall be satisfactory to Buyer, and at Buyer's election, shall be made and taken separately for each Hotel:

               (i) A Warranty Deed from Seller in recordable form conveying good and marketable fee simple title to all of the Land and Improvements to Buyer, free and clear of all matters, except for the Permitted Exceptions.

               (ii) A Bill of Sale from Seller conveying good and marketable title to the Personal Property to Buyer, free and clear of all matters.

               (iii) An Assignment from Seller conveying all of the Contract Rights and Name to Buyer.

               (iv) An agreement between Buyer and Seller pursuant to which Seller assigns to Buyer and Buyer assumes from Seller, as of the Actual Closing Date, the License Agreement (which Buyer elects to assume in accordance with the provisions of Section 8(ee) hereof (Schedule "2" attached hereto)), Space Leases and Service Contracts (which Buyer elects to assume in accordance with the provisions of Section 8(jj) hereof (Schedule "2" attached hereto)) (the "Assumption Agreement").

               (v) An Affidavit of Seller certifying that on the Actual Closing Date there are no parties in possession (other than tenants under the Space Leases and hotel guests), no outstanding, unsatisfied judgments, tax liens or bankruptcies against or involving Seller, that there has been no skill, labor or material furnished to the Project for which mechanics' liens could be filed, and that to Seller's knowledge there are no other unrecorded interests the Project of any kind.

               (vi) A FIRPTA Affidavit in accordance with Section 1445 of the Tax Code.

               (vii) Estoppel certificates from each franchisor or licensor under License Agreement which are the subject of the Assumption Agreement.

               (viii) Estoppel certificates from each tenant under the Space Leases.

               (ix) Estoppel certificates from each party to the Service Contracts which are the subject of the Assumption Agreement.

               (x) All such documents as Buyer may reasonably require (other than opinions of counsel) in order to determine that: Seller is a duly organized, validly existing entity and in good standing under the laws of its state of organization; Seller has the authority to execute, deliver and perform this Agreement and the documents required to be delivered hereunder; the persons who executed the same were duly authorized to execute the same and to bind Seller by all necessary action of Seller; and said documents are enforceable against Seller in accordance with their respective terms, subject only to equitable principles and the application of laws dealing with creditor's rights.

               (xi) Any Due Diligence Materials not previously delivered by Seller to Buyer in accordance with Section 6 hereof and, to the extent available, originals of all Due Diligence Materials.

               (xii) Operating statements for the Project through the period ending thirty (30) days prior to the Actual Closing Date.

           (xiii)    Keys to the Improvements and every lock thereon.

               (xiv) A complete set of all guest registration cards, guest transcripts, guest histories and all other available guest information.

               (xv) Certificate(s)/registration(s) of title for any vehicles comprising the Personal Property.

               (xvi) An opinion of counsel to Seller that: Seller is a duly organized, validly existing entity and in good standing under the laws of its state of organization; Seller has the authority to execute, deliver and perform this Agreement and the documents required to be delivered hereunder and that the persons who executed the same were duly authorized to execute the same and to bind Seller by all necessary action of Seller; said documents are enforceable against Seller in accordance with their respective terms, subject to equitable principles and the application of laws dealing with creditor's rights; the Project is not in violation of any Legal Requirement; the Project has all necessary permits, authorizations, approvals, and licenses to operate in accordance with applicable Legal Requirements for its current use; and the conveyance of the Project is in compliance with all applicable Bulk Sales laws and requirements.

               (xvii) Original letters signed by Seller for delivery by Buyer to the tenants and service providers of the Project giving notice of the change of ownership of the Project.

               (xviii)   A certificate under seal, issued by the appropriate
          official of the State showing that Seller (or the management company, as may be applicable) has paid all required sales taxes and state unemployment compensation contributions or other taxes required of it as an employer with respect to the Project through the Actual Closing Date.

               (ixx) A written instrument executed by Seller conveying and transferring to Buyer all of Seller's right, title and interest in any telephone numbers and TWX numbers relating to the Project, and, if Seller maintains a post office box, conveying to Buyer all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

               (xx) All such further instruments and documents as may required under the terms of this Agreement or as may be reasonably necessary in order to complete any and all of the transactions contemplated in this Agreement to be completed by Seller on or before the Closing Date.

          (b) If Buyer shall have satisfied or waived in writing the conditions precedent to its performance as herein provided, and if Seller shall have performed all of its obligations hereunder to the Closing Date, Buyer shall, on the Closing Date, deliver to Seller the Purchase Price, or such lesser amount as a result of the adjustments and prorations set forth in Section 7 hereof, and shall execute and deliver the Assumption Agreement.

     12.  Remedies.

          (a) In the event that Seller shall fail to perform any of its obligations hereunder within the time for or in the manner of performance herein provided following the expiration of any applicable grace or cure period, Buyer shall have the right to receive from Title Company the Deposit under the Deposit Agreement, and in addition to any other rights or remedies available to Buyer at law or in equity, Buyer shall have the right, but not the obligation, to commence an action against Seller for specific performance.

          (b) In the event that Buyer shall fail to perform any of its obligations hereunder following the expiration of any applicable grace or cure period, Seller may, in the event of such an occurrence, and as its sole and exclusive remedy, terminate this Agreement by written notice to Buyer and in accordance with applicable law. In the event of termination of this Agreement in accordance with applicable law, all of the rights and obligations of Buyer and Seller under this Agreement shall be terminated. The Deposit Agreement provides that upon termination of this Agreement by Seller, as aforesaid, Seller shall be entitled to receive from Title Company the Deposit. It is intended by Buyer and Seller that the Deposit (and the Additional Deposit, if delivered to Title Company in accordance with Section 4(a) hereof) shall, upon default by Buyer and termination of this Agreement by Seller, constitute liquidated damages to Seller and not a penalty.

          (c) Prior to the exercise by Buyer or Seller of their respective rights under this Section 12, the non-defaulting party shall provide written notice specifying such default to the other party (the "Defaulting Party") and the Defaulting Party shall have ten (10) days following such notice to cure such default.

     13.  [Intentionally Omitted]

     14. Liquor Licenses. Buyer shall make and diligently prosecute an application for approval of the transfer of all liquor licenses and alcoholic beverage licenses necessary to operate the restaurants, bars and lounges presently located within the Project, from Seller to Buyer (or for the issuance of new licenses in favor of Buyer) . To that end, Seller and Buyer shall cooperate each with the other, and each shall execute such transfer forms, license applications and other documents as may be necessary to effect such transfer. If the liquor license is in the name of a third party manager or related party to Seller, Seller shall cause such party or parties to cooperate in such transfer. If permitted under the laws of the jurisdiction in which the Project is located, the parties shall execute and file all necessary transfer forms, applications and papers with the appropriate liquor authorities prior to the Actual Closing Date, to the end that the transfer shall take effect, if possible, on the Actual Closing Date. If not so permitted, then the parties agree each with the other that they will promptly execute all transfer forms, applications and other documents required by the liquor authorities in order to effect such transfer at the earliest date in time possible consistent with the laws of the State in order that said liquor licenses may be transferred from Seller to Buyer at the earliest possible time. If under the laws of the State, such licenses cannot be transferred until after the closing of the transaction contemplated hereby, Seller will cooperate with Buyer in keeping open the bars and lounges and liquor facilities of the Project between the Actual Closing Date and the time when such liquor license transfers actually become effective, by exercising management and supervision of such facilities under the existing liquor license, which may include entering into lease agreements and management agreements in form and content reasonably acceptable to both Buyer and Seller; provided, however that (a) Buyer shall indemnify and hold Seller harmless from any liability, damages or claims encountered in connection with such operations during said period of time, and Buyer shall procure and pay for dram shop liability insurance naming Buyer and Seller as insured thereunder, and (b) the obligation of Seller to cooperate and keep open the liquor facilities of the Project shall terminate one hundred eighty (180) days after the Actual Closing Date, or earlier, if Buyer obtains its liquor licenses at an earlier date. Buyer shall not be required to close the within transaction if, prior to the Actual Closing Date, Buyer reasonably determines that there will be an interruption of more than two (2) days of its right to operate the restaurants, bars and lounges located at the Project. Upon such determination by Buyer, Buyer, prior to the Actual Closing Date, may elect to extend the Closing Date for an additional thirty (30) days or to terminate this Agreement. In the event of termination of this Agreement pursuant to the preceding sentence, both parties shall be relieved of all obligations hereunder. Following the Actual Closing Date, Buyer shall have no right to terminate this Agreement in accordance with this Section 14.

     15. Notices. All notices and demands hereunder shall be in writing, and shall be deemed to have been properly given or served as of (a) the date of personal delivery with acknowledgement of receipt or refusal; (b) three (3) business days after the same is deposited in the United States mail, prepaid, for delivery by registered or certified mail, return receipt requested; or (c) the first business day after the date delivered to a reputable overnight courier service providing proof of delivery. Notice may be given by facsimile and shall be deemed given upon receipt (provided a hard copy of such notice is mailed or delivered in accordance with the preceding sentence of this Section
15).  The initial addresses of Seller and Buyer are set forth below:


          Buyer:              Servico Hospitality, Inc.
                              Servico Centre-South
                              1601 Belvedere Road
                              West Palm Beach, Florida  33406
                              Attention:     Mr. David A. Buddemeyer
                                             Mr. Peter J. Walz
                              Facsimile:  (407) 689-0321
                              Confirmation No.:  (407) 689-9970

          With a Copy to:     Popham, Haik, Schnobrich & Kaufman, Ltd.
                              3300 Piper Jaffray Tower
                              222 South Ninth Street
                              Minneapolis, Minnesota 55402
                              Attention:     L.J. Rotman, Esq.
                              Facsimile:  (612) 334-8888
                              Confirmation No.:  (612) 334-2675

          Seller:             Seldin Company
                              Montclair Professional Center
                              13057 West Center Road
                              Omaha, Nebraska  68144
                              Attention:  Mr. Bill R. Myers
                                          Mr. Ted M. Seldin
                              Facsimile:  (402) 333-4251
                              Confirmation No.:  (402) 333-7373

          With a Copy to:     Epstein & Epstein
                              Regency One Building
                              10050 Regency Circle, No. 123
                              Omaha, Nebraska  68114-3721
                              Attention:     Irving B. Epstein, Esq.
                              Facsimile:  (402) 397-1535
                              Confirmation No.:  (402) 397-1515


          Buyer and Seller may designate an additional or another address upon giving notice to the other parties pursuant to this Section. Notice given in any other manner other than as stated herein, shall be deemed effective only upon receipt by the party to whom such notice is given.

     16. Revision of Legal Description (Best Western Central Omaha). Buyer acknowledges that Seller is attempting to subdivide the Land described on Exhibit "1-C" attached hereto (the "Entire Parcel") such that the portion thereof to be conveyed to Buyer shall exclude an approximately 2.5 acre parcel in the northerly portion of the Entire Parcel as generally depicted on the sketch attached hereto as Exhibit "9" (the "Excluded Land"). Buyer agrees that the Entire Parcel to be conveyed on the Closing Date shall exclude the Excluded Land (such portion of the Entire Parcel excluding the Excluded Land being referred to herein as the "New Parcel"), provided that Buyer receives prior to the Closing Date the following in form and substance satisfactory to Buyer:

          (a) evidence that all required governmental approvals have been received in order to separate the Excluded Land from the balance of the Entire Parcel;

          (b) evidence that an acceptable legal description for the New Parcel has been prepared and shown on the Survey and that the Title Company will issue a title insurance policy for the New Parcel in form and content similar to the title insurance policy to be required by Buyer for the Entire Parcel;

          (c) a recordable easement agreement pursuant to which access and utility easements are mutually granted for the benefit of the New Parcel and the Excluded Land as needed; and

          (d) a recordable document containing use restrictions to be filed against the Excluded Land which prohibit any use thereon as a hotel, gas station, automotive repair shop, or industrial facility for a period of not less than twenty-five (25) years from the Actual Closing Date.

     17.  Miscellaneous.

          (a) Interpretation. All previous negotiations and understandings between Seller and Buyer or their respective agents and employees, with respect to the transactions set forth herein, whether oral or written, and including that certain correspondence dated April 2, 1996, are merged in this Agreement, which fully and completely expresses the parties' rights, duties and obligations with respect to the subject matter hereof. This Agreement and the Deposit Agreement, together with the related agreements contemplated hereunder, constitutes the entire understanding between Buyer and Seller. This Agreement may be amended or modified only in a writing signed by Seller and Buyer. All conditions precedent to Buyer's performance hereunder and all options in favor of Buyer hereunder to terminate this Agreement are for the sole benefit of Buyer and, as such, may be unilaterally waived by Buyer. If more than one person or entity has executed this Agreement or the Deposit Agreement, as Seller, or any of the documents required of Seller under Section 11(a) hereof, all such persons and entities shall be jointly and severally liable hereunder and thereunder.

          (b) Brokers. Buyer and Seller represent and warrant to each other that they have not retained or utilized the services of any real estate broker in connection with the transactions contemplated under this Agreement. Each party agrees to indemnify, defend and hold the other harmless from and against any and all claims, fees, commissions and suits of any real estate broker or agent with respect to services claimed to have been rendered at the request of or through or under such first party in connection with the execution of this Agreement or the transactions set forth herein.

          (c) Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not constitute a part hereof.

          (d) Survival. The warranties, representations, covenants, agreements, and guarantees contained herein on the part of Seller shall survive any termination, cancellation or expiration of this Agreement, shall survive the Actual Closing Date, and shall not be deemed merged into any deed, bill of sale, assignment or other instrument delivered at closing or at any other time.

          (e)  Time.  Time shall be of the essence hereof.

          (f) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Nebraska, without regard to principles of conflict of laws. Buyer and Seller consent to venue and jurisdiction in the state and federal courts situated in the State of Nebraska.

          (g) Counterparts. This Agreement and any amendments to this Agreement may be executed in counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.

          (h) Third Party Beneficiary. There are no third party beneficiaries of this Agreement, intended or otherwise.

          (i) No Joint Venture. Buyer and Seller, by entering into this Agreement or consummating the transactions contemplated hereby, shall not be considered partners or joint venturers.

          (j) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          (k) No Solicitation. From and after the date of this Agreement and continuing through and until the Actual Closing Date, Seller shall not, and shall cause its partners, affiliates and related parties and its and their respective officers, directors, shareholders, trustees, employees and agents to not, solicit, negotiate, discuss (other than to inform such third party that Seller has entered into an agreement to sell the Project) or enter into any proposal, offer or agreement in connection with the sale, transfer or disposition of all or any portion of the Project from, with, by or between any third party, other than Buyer.

          (l) FIRPTA Covenant. Seller, under the penalty of perjury, declares that it is not a resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Tax Code and the regulations promulgated thereunder and warrants and represents to Buyer that Buyer has no obligation under Section 1445 of the Tax Code to withhold tax.

          (m) Enforcement Costs. In the event Seller or Buyer fails to fulfill any of their respective obligations under this Agreement and the other commences an action to enforce this Agreement, the party prevailing in such action shall be entitled to receive its reasonable attorney's fees and costs of enforcement.

          (n) Assignment. Seller agrees that Buyer, upon written notice to Seller, may assign its rights and obligations under this Agreement at any time provided, however, that (i) any such assignee expressly agrees to assume Buyer's obligations hereunder, and (ii) such assignment shall not relieve Buyer of its obligations hereunder.

          (o) Seller Cooperation. Seller agrees that Buyer may, prior to closing, make applications, requests and commence proceedings with third parties and any Governmental Authority necessary and incident to Buyer's acquisition and intended development and use of the Project. Seller agrees to execute, join in and fully cooperate with all requests, petitions and other instruments necessary or required by any such third party or Governmental Authority.

          (p) Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (q) Deposit Agreement. Contemporaneous with the execution and delivery of this Agreement, Buyer shall deliver the Deposit to Title Company and Buyer, Seller and Title Company shall execute and deliver the Deposit Agreement.

          (r) Construction. All of the parties to this Agreement have participated freely in the negotiation and preparation hereof; accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

          (s)  Hold Harmless.

               (i) Seller shall indemnify, defend, protect and hold Buyer harmless for any and all claims for damage or injury to person or property including death or other damages, or otherwise, which occurred while the Project was owned by Seller, regardless of whether claims are asserted for causes of action. Similarly, Buyer shall indemnify, defend, protect and hold Seller harmless for any and all claims for damage or injury to person or property including death or other damages, or otherwise, which occurred while the Project is owned by Buyer, regardless of when the claims are asserted for causes of action.

               (ii) Seller shall indemnify, defend, protect and hold Buyer harmless from and against any damage, cost, expense, loss, claim or liability that may arise as the result of the inaccuracy or breach of any representation or warranty of Seller contained in this Agreement or in any of the documents to be executed or delivered by Seller in accordance with the terms hereof or in connection with or related to any of the matters described on Exhibit "10" attached hereto.

          (t) Tax-Deferred Exchange. Seller and Buyer agree to cooperate with each other if notified that the Project, or any portion thereof, will be part of a tax- deferred exchange under Section 1031 of the Tax Code. Seller and Buyer agree to take such actions as may be reasonably requested by the other in order to facilitate such exchange, so long as such actions do not delay the Closing Date or result in any additional costs to Seller or Buyer.

          (u) Buyer Due Diligence. Prior to May 5, 1996, Buyer shall deliver to Seller evidence that Buyer has ordered with respect to the Project an appraisal, environmental audit and physical inspection.

          (v) "As-Is" Transaction. Except as set forth in this Agreement or in any of the documents to be executed and delivered by Seller pursuant to
     Section 11(a) of this Agreement, the sale of the Project from Seller to Buyer shall be on an "as-is" basis.

          (w)  Buyer Authority.  Buyer represents and warrants to Seller that:

               (i) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Buyer has all necessary powers to own its own properties and to carry on its business as now conducted, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Deposit Agreement.

               (ii) The execution and delivery by Buyer of this Agreement and the Deposit Agreement, and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized and no other actions or proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement and the Deposit Agreement have been duly executed and delivered by Buyer, and are the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with the respective terms hereof and thereof.

          (x) Room Reservations. Following the Actual Closing Date, Buyer agrees to honor all hotel room reservations for the Project which were made by Seller in the ordinary course of business at prevailing market rates and disclosed to Buyer in writing by Seller with reference to this
     Section 17(x) no later than five (5) days prior to the expiration of the Due Diligence Period.

          (y) Charitable Remainder Trust. Buyer agrees to cooperate with Seller if Buyer is notified by Seller prior to the Closing Date that Seller desires to convey the Project to a charitable remainder trust in accordance with the Tax Code, provided that such cooperation and transaction do not (i) delay the Closing Date, (ii) result in any additional costs to Buyer, and (iii) relieve Seller of any obligation or liability under this Agreement, the Deposit Agreement or any of the documents to be executed or delivered by Seller under this Agreement, and provided that such transactions occur on the Actual Closing Date.

          (z) Confidentiality. During the term of this Agreement, neither Seller nor Buyer or their respective officers or employees shall divulge or communicate any of the particular terms of this Agreement or the existence of this Agreement or any matters related to this transaction to any third party (except for counsel, the Title Company and its local affiliates, surveyors, financial advisors and lenders). Notwithstanding the foregoing, Buyer may seek advice and communicate with professional agents, financial advisors, institutional lenders, investors or such other consultants Buyer deems necessary regarding any inspections or due diligence items set forth in this Agreement or prospective financing of the acquisition. Except as provided herein, neither Seller nor Buyer shall divulge any information to third parties without specific written consent of the other party. After closing, Seller may disclose any information which is in the public records and Buyer may disclose any information which it desires to disclose. Notwithstanding the foregoing, Buyer may issue such press releases or other public announcements or make such filings as may be required by law or if advised by counsel to do so.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         "BUYER"

                              SERVICO HOSPITALITY, INC.,
                              a Florida corporation



                              By /s/ David Buddemeyer
                                Its President


                                         "SELLER"

                              SELDIN PROPERTIES,
                              a Nebraska general partnership



                              By/s/ Theodore M. Seldin
                                Its General Partner


                              35TH STREET CORP.,
                              an Iowa corporation



                              By/s/ Theodore M. Seldin
                                Its President


                              COUNCIL BLUFFS DOWNTOWN CENTER,
                              INC.,
                              an Iowa corporation



                              By/s/ Theodore M. Seldin
                                Its Vice President


                              WICHITA AIRPORT HOTEL, INC.,
                              a Kansas corporation



                              By/s/ Theodore M. Seldin
                                Its Secretary


                              NORTHVIEW PROPERTIES, INC.,
                              a Nebraska corporation



                              By/s/ Theodore M. Seldin
                                Its Secretary


                              CAPITOL PROPERTIES, INC.,
                              an Iowa corporation



                              By/s/ Theodore M. Seldin
                                Its Treasurer


                              SOUTHWEST HOTEL COMPANY,
                              a Nebraska corporation



                              By/s/ Theodore M. Seldin
                                Its President

                                  SCHEDULE "1"

                                  DEFINITIONS


     For purposes of this Agreement, the following terms shall have the following meanings ascribed to them:

     (a) "Actual Closing Date" shall mean the actual date that Buyer and Seller consummate the transactions contemplated hereby and fulfill their respective obligations under Section 11 hereof.

     (b) "Additional Deposit" shall mean the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

     (c) "Assumption Agreement" shall have the meaning ascribed to such term in Section 11(a)(iv) hereof.

     (d) "Closing Date" shall mean July 1, 1996, as the same may be extended by Buyer to August 16, 1996 in accordance with the provisions of Section 4(a) hereof, or such earlier date as Buyer may elect on no less than ten (10) days' written notice to Seller.

     (e) "Commitment" shall mean a commitment for the issuance of an ALTA owner's policy of title insurance issued by Title Company in the full amount of the Purchase Price certified to date and to include proper searches covering bankruptcies, state and federal judgments and liens, and pending assessments.

     (f) "Contract Rights" shall mean (i) any and all permits, approvals, privileges, licenses, authorizations, leases, contracts and other agreements of any kind relating in any way to the improvement, development, ownership, occupancy or use of the Land, Improvements, Personal Property, Spaces Leases, Name, License Agreement or any portion thereof; and (ii) any and all rights (including, without limitation, rights to rents, escrowed funds, refunds, deposits, credits or rebates), actions, causes of action, arbitration claims, subrogation claims, contract claims, guarantees, warranties, and any other claims and demands of any kind that Seller has or may have against any person or entity, whether by contract or otherwise, arising out of or relating in any way to the construction, improvement, development, ownership, occupancy or use of the Land, Improvements, Personal Property, Space Leases, Name, License Agreement or any portion thereof.

     (g)  "Defaulting Party" shall have the meaning ascribed to such term in
Section 12(c) hereof.

     (h) "Deposit" shall mean the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

     (i) "Deposit Agreement" shall mean that certain Deposit Agreement of even date herewith between Seller, Buyer and Title Company.

     (j) "Due Diligence Materials" shall mean the collective reference to those items described in Section 6 hereof whether delivered or to be delivered prior or subsequent to the date of this Agreement.

     (k) "Due Diligence Period" shall mean the period ending at 11:59 p.m. (Miami, Florida time) on June 17, 1996.

     (l)  "Entire Parcel" shall have the meaning ascribed to such term in
Section 16 hereof.

     (m) "Environmental Regulation(s)" means any law, rule, regulation, permit or agreement relating to the environment, human health or safety now existing or hereafter enacted on or prior to the Actual Closing Date.

     (n)  "Excluded Land" shall have the meaning ascribed to such term in
Section 16 hereof.

     (o) "Governmental Authority" shall mean any federal, state, county, municipal or other governmental or quasi-governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of the foregoing having or purporting to have jurisdiction over Buyer, Seller, the Project or any portion thereof, or any of them.

     (p) "Hazardous Substances" shall mean any substance, pollutant or contaminant, as those terms are now or hereafter (on or prior to the Actual Closing Date) defined in any Environmental Regulation, and specifically includes, but is not limited to, asbestos, asbestos- containing materials, petroleum, or petroleum-based products, formaldehyde, and polychlorinated biphenyls.

     (q) "Hotel" shall mean the collective reference to the Land (as described on Exhibit "1-A", "1-B", "1-C", "1-D" or "1-E" attached hereto) and the related Improvements, Space Leases, Contract Rights, Personal Property, Name and License Agreement, together with all related amenities.

     (r) "Improvements" shall mean all buildings, structures and improvements now located or hereafter constructed on the Land and all fixtures and equipment attached to, forming a part of or necessary for the operation of such buildings, structures and improvements for their current use and in accordance with all Legal Requirements.

     (s) "Land" shall mean that certain real property which is generally and legally described on Exhibits "1-A" through "1-E" attached hereto, together with all easements and rights benefitting or appurtenant to such real property.

     (t) "Legal Requirements" shall mean all laws, enactments, statutes, codes, ordinances, orders, judgments, decrees, writs, injunctions, rules, agreements, regulations and requirements pertaining to the Project, including any applicable environmental, zoning or building, use and land use laws, ordinances, rules or regulations, requirements of the Board of the Fire Underwriters, the Spaces Leases, the License Agreement and all covenants, restrictions and conditions of record which may be applicable to it or to any of the Project, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, construction, repair or reconstruction of any of the Project.

     (u)  "License Agreement" shall have the meaning ascribed to such term in
Section 8(ee) hereof (Schedule "2" attached hereto).

     (v) "Name" shall mean the collective reference to the "Best Western Central Omaha," "Sheraton Inn Omaha," "Best Western Des Moines West," Best Western Metro Omaha," and "Holiday Inn Wichita."

     (w) "Operating Equipment" shall mean all operating equipment required or useful for the operation of a hotel, including chinaware, glassware, linens, silverware, utensils, uniforms, smallwares, vehicles, telephone equipment, computers, tools and all other similar items, together with all replacements, substitutions and additions of and to all of the foregoing.

     (x) "Operating Supplies" shall mean all food, beverages and other consumable items required or useful in the operation of a hotel, such as fuel, soap, cleaning materials, matches, stationery, brochures, folios and all other similar items, together with all substitutions, replacements and additions of and to all of the foregoing.

     (y) "Permitted Exceptions" shall mean those exceptions to title to the Project, if any, which are specifically approved in writing by Buyer on or before the Actual Closing Date.

     (z) "Personal Property" shall mean any and all furniture, furnishings, equipment, materials, signs, vehicles and other personal property, including Operating Equipment and Operating Supplies, now or hereafter located on or related to the Land or the Improvements or necessary or required under any Legal Requirement, as well as any and all test results, reports, and studies related to the Land or any portion thereof, and any all aerial photographs, plans, specifications, drawings, plats, maps, surveys and similar depictions relating to the Land and the Improvements, and any and all files, records, manuals, data and other information relating to the Land and the Improvements or necessary or required under any Legal Requirement.

     (aa) "Project" shall mean the collective reference to all of the Hotels.

     (bb) "Property Records" shall mean and include, but not be limited to, each of the following for each Hotel which is in Seller's possession or in the possession of any management company, related party or other party acting on behalf of Seller, or in any instance where either Seller or such other party has the right to obtain such items:

               (i) All Space Leases, licenses, License Agreement, leases and occupancy agreements of any kind of all tenants and concessionaires located in, about or at the Project. The foregoing shall include all parties that may have any possessory rights or interest in the Project or any portion thereof subsequent to the Closing Date;

               (ii) All operating statements (including income and expense statements) and financial statements (for the most recent five (5) year period), existing operating capital expenditure budgets and other books and records for the Project;

               (iii) All building, engineering and architectural plans, specifications and drawings and as-built plans pertaining to the Project and any proposed additions or renovations thereto, together with all surveys, plats, topographical maps, aerial photographs and oil, gas, soil, water and mineral studies and reports;

               (iv) All advance reservations, schedules of deposits and trade-out agreements for hotel rooms, meetings, conventions, and the use of facilities for banquets, parties, affairs and the like which extend to a period beyond the Closing Date;

               (v) Copies of prior reports from or to and correspondence with the licensor (franchisor) for the Project;

               (vi) Copies of all assignable guarantees and warranties issued or made in connection with the construction, improvement, alteration, maintenance or repair of any Improvements or any Operating Equipment comprising a portion of or located on the Project or any portion thereof;

               (vii) Copies of all schedules of work currently in progress and expected completion dates and copies of all schedules regarding FF&E, value, age and anticipated replacement(s);

               (viii) Copies of all certificates of occupancy, licenses, permits, authorizations, and approvals required by any Legal Requirement or issued by any Governmental Authority, Seller or the use of the Project or any portion thereof and copies of all certificates issued by the local board of fire underwriters or other body exercising similar functions);

               (ix) Copies of all employment agreements and a current list of all employees as well as their salaries, benefits, and accrued vacation time, together with copies of all personnel files for all employees;

               (x) Copies of an existing owner's title insurance policy and existing survey;

               (xi) Copies of all contracts and agreements which affect the ownership, use or operation of the Project, including, but not limited to Service Contracts, management agreements, and the License Agreement;

               (xii) All existing environmental audits, appraisals, engineering reports, ADA compliance reports, similar studies, examinations, analyses, notices and information concerning the condition of the Project or any portion thereof and any Hazardous Substances on or about the Project or any portion thereof, including the most recent franchisor quality inspection report or its equivalent; and

               (xiii) Copies of all existing insurance policies affecting the Project or any portion thereof.

     (cc) "Purchase Price" shall mean the amount of Twenty Four Million Five Hundred Thousand and No/100 Dollars ($24,500,000.00) in immediately available funds.

     (dd) "Searches" shall mean uniform commercial code searches of the appropriate public records for Seller and the Project.

     (ee) "Service Contracts" shall have the meaning ascribed to such term in
Section 8(jj) hereof (Schedule "2" attached hereto).

     (ff) "Space Leases" shall mean any and all leases and agreements with respect to the occupancy of all or any portion of the Land or the Improvements.

     (gg) "State" shall mean the State where the Land is located.

     (hh) "Survey" shall mean a current survey of the Land for each Hotel, prepared at Seller's cost by a registered land surveyor acceptable to Buyer which satisfies the requirements and contains a certification as set forth on Exhibit "2" attached hereto.

     (ii) "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

     (jj) "Title Company" shall mean Chicago Title Insurance Company or another duly licensed title insurance underwriter selected by Buyer.

     (kk) "Title Documents" shall mean legible copies of all documents affecting each Hotel and referred to in the Commitment or the Survey and a current statement from the taxing authority with jurisdiction over each Hotel of the ad valorem and personal property taxes for each Hotel and whether there are any unpaid taxes then due.

     (ll) "Title Evidence" shall mean the collective reference to the Commitment, Survey, Title Documents and Searches.

                                  SCHEDULE "2"

                         REPRESENTATIONS AND WARRANTIES


     (a) Seller is either a corporation or general partnership duly organized, validly existing, and in good standing under the laws of the State of Nebraska, Iowa or Kansas, as the case may be and as set forth on page 1 of this Agreement. Seller has all necessary powers to own its own properties and to carry on its business as now conducted, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Deposit Agreement.

     (b) The execution and delivery by Seller of this Agreement and the Deposit Agreement, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized and no other actions or proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement and the Deposit Agreement have been duly executed and delivered by Seller, and are the valid and legally binding obligations of Seller, enforceable against Seller in accordance with the respective terms hereof and thereof.

     (c) The execution and delivery of this Agreement, the Deposit Agreement and the documents listed in Section 11 hereof do not and will not violate any Legal Requirement, any provision of any indenture, agreement, or other instrument to which Seller is a party or by which the Project or any portion thereof is affected, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument.

     (d) Seller is the sole owner of fee simple marketable title to the Land and the Improvements and the sole owner of the Personal Property, Contract Rights, Space Leases, Name and License Agreement. Seller has all requisite power and authority to execute and deliver this Agreement, the Deposit Agreement and the documents listed in Section 11 hereof, and the persons who did or will execute the same for and on behalf of Seller have the power and authority to do so and to bind Seller.

     (e) No written or oral notice has been received by Seller of a violation of any Legal Requirement which has not been cured. The Project complies with all Legal Requirements.

     (f) Except as expressly set forth on Exhibit "10" attached hereto, there is no pending or threatened condemnation, eminent domain or any other action, suit, proceeding or investigation affecting Seller, the Project or any portion thereof. Those matters set forth on Exhibit "10" attached hereto affect only Seller and not any of the Project, are fully covered by insurance (other than with respect to the "French Quarter" claim related to the Best Western Des Moines West Hotel and the "discrimination" claim related to the Sheraton Inn Omaha Hotel, each as more fully described on Exhibit "10" attached hereto) and are being, and will following the Actual Closing Date be, vigorously defended by Seller.

     (g) The Land is presently zoned for its current use. The Improvements comply with the zoning classification for the Land. Seller knows of no actions or proceedings pending or contemplated which would adversely affect the zoning of the Land for its current use.

     (h) Seller has conducted no activity on any portion of the Project involving the generation, treatment, storage or disposal of Hazardous Substances; no portion of the Project is now being used, or to the best of Seller's knowledge, has ever been used to treat, store, generate or dispose of Hazardous Substances; Seller has received no written notice that any previous owner or tenant of the Project or any portion thereof conducted any such activity; Seller has received no written notice of any discharge, spill, or disposal of any Hazardous Substances on or under any portion of the Project; Seller has received no written notice from any Governmental Authority or any other party of any Environmental Regulations' violations concerning the Project or any portion thereof, nor is Seller aware of any such violation; and Seller has received no written notice as to any locations off the Project where Hazardous Substances generated by or on the Project have been treated, stored, deposited or disposed of.

     (i) Seller has not commenced and no bankruptcy or insolvency proceeding has been commenced against Seller.

     (j) To Seller's knowledge, there are no soil or subsoil conditions at the Land which would restrict, impair or prohibit use of the Land or any portion thereof for its current use.

     (k) The Land has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road provides a valid legal means of pedestrian and vehicular ingress and egress to and from the Land without additional cost or expense to Buyer.

     (l) Water, gas, telephone, electricity, storm and sanitary sewer and other utilities are currently available to the Improvements, are supplied by public utilities at normal and customary rates, are adequate to serve the Project for its current use and in accordance with all Legal Requirements and are fully paid for at Seller's sole cost and expense.

     (m) All licenses, approvals, authorizations and permits necessary to operate the Project in accordance with its current use and all Legal Requirements are and will remain in full force and effect.

     (n) All Due Diligence Materials are true, accurate, correct and complete copies thereof and do not omit to state any material fact necessary to make the statements contained therein not misleading.

     (o) To Seller's knowledge, there are no storage tanks or wells located on the Land.

     (p) Seller is not currently contesting the real estate tax assessments for the Land. The Land is separately assessed for real property tax assessment purposes and is not combined with any other real property for tax assessment purposes.

     (q) Seller shall not commence, withdraw, settle or otherwise compromise any tax protest or tax reduction proceeding affecting real estate taxes assessed against the Land for any fiscal period in which the Closing Date is to occur or any subsequent fiscal period without providing Buyer with advance written notice thereof.

     (r) No Personal Property is held under any security or title retention arrangement other than as set forth in Exhibit "3" attached hereto, and with respect to such matters the same will be satisfied, released and paid off by Seller prior to the Closing Date. All Personal Property is in the possession and control of Seller.

     (s) Seller shall not remove any Improvements or Personal Property located on or affixed to the Land on the date of this Agreement.

     (t) There are no material, structural or mechanical defects in the Improvements or Operating Equipment. Seller shall not do anything to adversely affect the structural integrity of the Improvements and through the Actual Closing Date Seller shall, at its own cost and expense, maintain all parts or portions of the Project in good working order and repair and in accordance with all Legal Requirements.

     (u) Prior to the Actual Closing Date, Seller will operate and maintain the Project in a prudent and business-like manner in the ordinary course of business and in accordance with its current use and all Legal Requirements.

     (v) Except for tenants under the Space Leases and hotel guests, there are no parties other than Seller in possession of any portion of the Land or Improvements as lessees, tenants at sufferance or trespassers.

     (w) There are no arrearages or prepayments in excess of one month under the Space Leases and no action or proceeding instituted against Seller by a tenant of the Project is presently pending or is threatened.

     (x) All of the Spaces Leases are the result of bona fide arms length negotiations between the parties thereto, are in writing and will be delivered by Seller to Buyer in accordance with Section 6 hereof and there are no oral agreements modifying, amending, extending, altering or in any way affecting the Space Leases. Neither Seller nor any tenant is in default under any Space Lease and no event has occurred that with the giving of notice or passage of time or both or either would constitute a default thereunder. Each of the tenants under the Space Leases is in possession of its respective premises. To Seller's knowledge, no tenant has any offsets, defenses, claims or causes of actions against Seller. There is no tenant contesting any tax, operating costs or other escalation payments or occupancy charges or any other amounts payable under its specific Space Lease. All tenants have furnished insurance certificates indicating that the insurance coverage required by their respective Space Leases is in full force and effect. No brokerage or leasing commissions (including any renewals or residuals) or other compensation are due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Space Leases.

     (y) The rent schedule attached hereto as Exhibit "4" has been prepared by Seller, is a true, correct and complete copy of the current rent rolls and delinquency reports maintained by Seller for the Project and the information contained therein is true, accurate, correct and complete in all material respects.

     (z) Prior to the Actual Closing Date, Seller shall not, without Buyer's prior written consent, which consent shall not be unreasonably withheld, do any of the following:

          (1)  amend, renew or extend any Space Lease in any respect;

          (2) grant any concessions or abatements under the Space Leases for any period following the Actual Closing Date;

          (3) apply all or any part of the security or damage deposit of any tenant under the Space Lease to obligations of such tenant unless such tenant has vacated its portion of the Project as of the Actual Closing Date;

          (4) terminate any Space Lease or tenancy except by reason of a default by the tenant thereunder; or

          (5) grant any new leases, except in the ordinary course of business for a term not to exceed thirty (30) days, on terms consistent with those of the Space Leases and the rent schedule.

     (aa) Other than Buyer pursuant to this Agreement, no person, firm, corporation, or other entity has any right or option to acquire the Project or any portion thereof or lease or occupy any space thereon, except as specified in Exhibit "4" attached hereto.

     (bb) There are no property interests, buildings, structures or other improvements or personal property that are owned or held by Seller or any of its affiliates or related parties which are necessary or useful for the operation of the Project for its current use or in accordance with the Legal Requirements that are not being conveyed pursuant to this Agreement.

     (cc) Seller has no knowledge of any basis for any assertion against Seller which would interfere with or prevent the transactions contemplated hereby.

     (dd) There are no outstanding obligations with respect to the License Agreement for product improvement plans.

     (ee) Attached hereto as Exhibit "8" is a true, complete and accurate listing of all franchise or license contracts or agreements affecting any of the Project (collectively, the "License Agreement"). The License Agreement is and shall remain in full force and effect through the Actual Closing Date and shall not be amended, modified, supplemented, renewed, replaced or terminated without the express written consent of Buyer. There is no default by any party under the License Agreement and no event has occurred which with the giving of notice, passage of time, or either or both, would constitute a default thereunder. Buyer shall notify Seller on or before the Actual Closing Date of any License Agreement Buyer will agree to assume on the Actual Closing Date. Seller agrees to terminate, effective on the Actual Closing Date, any License Agreement which Buyer does elect to expressly assume, as aforesaid, provided that Buyer pays on the Actual Closing Date the cost of such termination, as set forth in the License Agreement, and provided further that Seller is released from all liabilities under such License Agreement arising after the Actual Closing Date.

     (ff) All sales and use tax, hotel accommodation tax or the equivalent and any and all taxes with respect to any employee, required to be paid or collected by Seller in the operation of the Project has been collected and paid to the appropriate Governmental Authority. Seller shall be responsible for the payment of all such taxes due and owing through the date of the Actual Closing Date and shall be responsible for the payment of any sales tax due on the Actual Closing Date with respect to the conveyance of the Personal Property. Further, Seller shall file all necessary returns, petitions and request any statutory audits under State law so as to release Buyer prior to or after Actual Closing Date from any transferee liability with respect to any such taxes.

     (gg) There are no employees of Seller or any management company at the Property or otherwise who, by reason of any Legal Requirement or by reason of any union or other employment contract, written or otherwise or any other reason whatsoever, would become employees of Buyer as a result of the purchase of the Project by Buyer.

     (hh) There are no union, labor or collective bargaining agreements affecting any of the Project.

     (ii) No commitments relating to the Project or any portion thereof have been made to any Governmental Authority, utility company, school board, church or other religious body or any homeowner, or homeowners association, merchant's association or any other organization, group or individual which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Land; and no Governmental Authority has imposed any requirement that any owner of the Land pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Land.

     (jj) Attached hereto as Exhibit "6" is a true, complete and accurate listing of all service contracts, vendor agreements, maintenance agreements, management agreements and any other contracts or agreements affecting any of the Project, other than the License Agreement, Space Leases and matters affecting the Personal Property which are described on Exhibit "3" attached hereto (collectively, the "Service Contracts"). All of the Service Contracts are in full force and effect, there is no default by any party under any Service Contract and no event has occurred which with the giving of notice, passage of time, or either or both, would constitute a default thereunder. Seller has received no notice that any party to any Service Contract intends to cancel or terminate its Service Contract. All of the Service Contracts are cancelable by Seller upon thirty (30) days notice. Buyer shall notify Seller on or before a date thirty (30) days prior to the Actual Closing Date of any Service Contracts Buyer will agree to assume on the Actual Closing Date.
Seller agrees to terminate, effective on the Actual Closing Date, any Service Contract which Buyer does elect to expressly assume, as aforesaid.

     (kk) Attached hereto as Exhibit "7" is a true, complete and accurate listing of all insurance policies with respect to any of the Project. No notice has been given by any insurer of any of the Project requesting the performance of any repairs, alterations or other work on or to any of the Project.

     (ll) Seller has not filed any fictitious name filings or registrations with respect to any names used in connection with any of the Project.

     (mm) Seller, on the Closing Date, will have complied with all of its obligations hereunder, unless such compliance has been waived in writing by Buyer, and all warranties and representations made hereunder shall be true, correct, accurate and complete as of the Actual Closing Date.